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EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



           Parent                              Subsidiary                               Ownership          Organization
           ------                              ----------                               ---------          ------------

Western Ohio Financial Corporation       Cornerstone Bank                                  100%               Federal

Cornerstone Bank                         CornerstoneBanc Financial Services Inc.           100%              Delaware





        The financial statements of the Registrant are consolidated with those of its subsidiaries.